BERKSHIRE HILLS BANCORP, INC. TO PRESENT AT
                KEEFE, BRUYETTE & WOODS, INC. INVESTOR CONFERENCE
                           IN BOSTON ON MARCH 1, 2006

PITTSFIELD, MA - February 24, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank, announced today that investors will have an opportunity to listen to a web cast of the Company's strategy and future outlook as it presents at the Keefe, Bruyette & Woods, Inc. (KBW) Investor Conference in Boston, Massachusetts at approximately 2:00 p.m. Eastern Time on Wednesday, March 1, 2006. Presenting on behalf of the Company will be Michael P. Daly, President and Chief Executive Officer and Wayne
F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer. The conference presentation will be web cast live, can be accessed within KBW's website, http://www.kbw.com/news/conference_regional.html and will be archived
         ------------------------------------------------
for 60 days.

The Company expects to file its presentations slides with the Securities and Exchange Commission on March 1, 2006 prior to the start of the conference.

The presentation and any follow-up questions and answers will be archived and available, along with the PowerPoint slides, at the Company's web site, www.berkshirebank.com beginning at approximately 5:00 p.m. on March 1, 2006 by clicking on the "KBW Investor Conference" icon.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York. The Bank is committed to operating as an independent super community bank, delivering exceptional customer service, and offering a broad array of competitively priced retail and commercial products to its customers.


Media Contact:    Berkshire Hills Bancorp, Inc.
                  Michael P. Daly, 413-236-3194
                  President and Chief Executive Officer